Exhibit 4.8.86 - Misc 2

No.: FY-01

List of Sealed Sample

1.	Sealed Sample of Material for Color Steel Plate Structure Maintenance Project

Sealed Sample No.	Material Name	Manufacturer	Result	Note
A-001	100 Hollow Color Steel Plate partition wall	Suntec – thickness of substrate shall be 0.5mm	Sealed	detailed requirement please refer to meeting summary
A-002	50 Rockwool Color Steel Composite plate	Suntec – thickness of substrate shall be 0.5mm	Sealed	detailed requirement please refer to meeting summary
A-002a	Connection form Between Floor and Wall		Sealed
A-003	55 Glass Magnesium Rockwool Color Steel Composite plate	Suntec – thickness of substrate shall be 0.5mm	Sealed
A-003a	Installation Method of Ceiling		Sealed	connect φ8 Harness pendant
A-004	Double Window	suntec	Sealed	conforming form, color to be decided
A-005	Stainless Steel Door	suntec		Concealed installation of sweep strip under door, which is easy for cleaning, no unreached corner. Door panel to be decided, which embed magnetic cupule
A-005a	Blind Hinge		Sealed
A-005b	Doorknob		Sealed
A-005c	Interlock Air Brake Panel		Sealed	Concealed Electromagnetic Device
A-006	Micromanometer	DWYER		Imported
A-006a	Micromanometer	DWYER	Sealed
A-006b(e)	Remote Control			PDF Sample Sealed
A-007	Sectional Material			To be sealed
A-008a	Hand Disinfector	Lihui, Wuhan		Pattern and type to be decided
A-008b	hand-dryer	Lihui, Wuhan		Pattern and type to be decided
A-009	Sealant	Dow Corning	Sealed
A0010	Color Sand Floor	Sowa		Color to be decided
A-0011(e)	Wash Basin Wash Tub			According to dimensions Party A provided, Sensor Faucet
A-0012	Shoe Cabinet, Locker

No.: FY-01

A-0013(N)	PVC Floor	To be decided (Gerflor, Nera, Colombia, France)	Sample Sealed	Color to be decided, Naiqi self-leveling, Henkel surfactant, original welding rod
A-0014	Floor Drain		Sealed	Provide According to Requirements
A-0015(e)	Pass Window
304 wire drawing, electronic interlock, circular arc inside, ultraviolet lamp. Outline dimensions: if length is no more than 600mm, thickness is no less than 1.0mm; if length is more than 600mm, thickness is no less than 1.2mm, ensure no apparent deformation at same time